As filed with the Securities and Exchange Commission on November 12, 2002
                         Registration No.
================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            CCC GLOBALCOM CORPORATION
                            --- --------- -----------
          (Exact name of Small Business Issuer as specified in charter)

            Nevada                                            36-3693936
 -----------------------------------                     ----------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                           1250 Wood Branch Park Drive
                               Houston, TX, 77079
                                 (281) 529-4600
          (Address and telephone number of principal executive office)
                       --------- ------ -- ---------

                                 Paul E. Licata
                           1250 Wood Branch Park Drive
                               Houston, TX, 77079
                                 (281) 529-4600
            (Name, address and telephone number of agent for service)
                                 with copies to:

                             A.O. Headman, Jr., Esq.
                            Cohne, Rappaport & Segal
                         525 East 100 South Fifth Floor
                                 (801) 532-2666
                           Salt Lake City, Utah 84102

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
------------------------------------- ------------------ ------------------- ------------------- ------------------

                                                         Proposed            Proposed
                                                         Maximum             Maximum
Title of Each                         Amount             Offering            Aggregate           Amount of
Class of Securities                   Being              Price Per           Offering            Registration
Being Registered                      Registered (1)     Unit                Price               Fee
------------------------------------- ------------------ ------------------- ------------------- ------------------
Resale of Common stock, $.001 Par     250,000            $4.00               $1,000,000          $92.00
Value (2)
------------------------------------- ------------------ ------------------- ------------------- ------------------

Total                                 250,000            $4.00               $1,000,000          $92.00
------------------------------------- ------------------ ------------------- ------------------- ------------------

(1) In the event of a stock split, stock dividend, or similar transaction involving the registrant's common stock, in order to prevent dilution, the number of shares of common stock registered shall automatically increase to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Represents shares issuable upon the exercise of a Warrant issued by the Company having an exercise price of $4.00 per share. Also includes such additional shares as may be issuable as a result of the anti-dilution provisions of said warrant.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                TABLE OF CONTENTS

                                                                          Page

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Selling Stockholders  .  . . . . . . . . . . . . . . . . . . . . . . . . .  17
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities. . . . . . . . . . . . . . . . . . . . . . . . 20
Where You Can Find More Information  . . . . . . . . . . . . . . . . . . .  20
Incorporation of Certain Documents By Reference . . . . . . . . . . . . . . 21
Legal  Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Experts  . . . . . . . . . . . . . . . . . . . . . . . .   . . . . . .  . . 22

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   ---------

                                   PROSPECTUS

                            CCC GLOBALCOM CORPORATION

          250,000 Shares of Common stock offered by Selling Shareholder

                                   ----------


         CCC GLOBALCOM CORPORATION is engaged in the telecommunications business. We are registering for resale a total of 250,000 shares of our common stock that may be issued upon the exercise of a Warrant that we issued to RFC Capital Corporation ("Selling Stockholder"). We will only receive proceeds to the extent that the Warrant is exercised. These proceeds will be used to reduce debt owed to the Selling Stockholder by one of our subsidiaries. The exercise price for the Warrant exceeds the current trading price for our common stock and, as a result, the Warrant is not likely to be exercised unless the trading price increases substantially. We are registering the re-sale of the shares of common stock that will be issued upon the exercise of the Warrant. This prospectus is filed to comply with our undertaking to register shares underlying the Warrant.

         Our common stock is traded on OTC Electronic Bulletin Board under the symbol CCGC. On November 4, 2002, the last sale price for our common stock was $0.078 per share. This is not an underwritten offering. There is currently only a limited public market for our common stock.

         We have been advised that the Selling Stockholder intends to sell the shares at various times for its own account in the open market at the then prevailing prices or in individually negotiated transactions at such prices as may be agreed upon. The Selling Stockholder will bear all expenses with respect to the offering and sale of shares except the costs associated with this registration of their shares under the Securities Act and the preparation and printing of this prospectus.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 7.

THESE SHARES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS DETERMINED WHETHER THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                THE DATE OF THIS PROSPECTUS IS NOVEMBER 12, 2002

                           FORWARD LOOKING STATEMENTS

         All statements included or incorporated by reference in this prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. These statements are typically characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward looking statements are subject to a number of risks and uncertainties, including those risks described in this prospectus under "Risk Factors," and elsewhere in, or incorporated by reference into, this prospectus, as well as other factors that our management has not yet identified. Forward-looking statements are not guarantees of future performance. Actual results, developments and business decisions may differ from those contemplated by such forward-looking statements and events could materially and adversely affect our business. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

            --------------------------------------------------------

                               PROSPECTUS SUMMARY

This Section summarizes what we believe are the material aspects of our offering. We encourage you to read this prospectus in its entirety before making an investment decision. References in this Prospectus to "CCC GlobalCom", "we", "us", and "our" refer to CCC GlobalCom Corporation and its subsidiaries.

                                   THE COMPANY

         We are an Integrated Communications Provider (ICP) and we provide a range of communication services to both U.S. and international residential and business customers. We are a primarily switch-based company, which means we use a strategic deployment of network switches to provide communication services to our customers. We also purchase communication services from other providers on a wholesale basis. In most cases, these other providers are transparent to our customers. The use of our own switches reduces our overall service costs. Our core business is communication services, which includes long distance voice, local service, calling cards, Internet access, wireless messaging and data.

         Our businesses include:

         o        commercial local voice services;

         o        residential local voice services; and

         o        commercial long distance voice services;

         o        residential long distance voice services;

         o data services such as frame relay, asynchronous transfer mode and Internet protocol networks which provide a full spectrum of public and private network options for any data transmission requirement;

         o        Internet related services, including:

         o always-on connections to the Internet, which we refer to as dedicated access; secure communication over the Internet allowing a business to link various sites and employees, which we refer to as a virtual private network; high speed and always-on digital connections to the Internet, which we refer to as digital subscriber lines; and

         o        international franchise stores/calling centers.

         We believe we are positioned to offer traditional communication services to customers in selected niche markets in the U.S. and Colombia.

         We have two voice switches that connect into multiple provider fiber networks, which provides us with significant cost savings. These switches are located in Houston, Texas and Los Angeles, California. The location of these switches provides us with access to major carriers of international traffic to the Pacific Rim, Central America, South America and Mexico. We have plans to add additional switches to reduce our international traffic costs in other targeted markets.

         Using our three pre-paid calling card switches in combination with our voice switches and local voice services, allows us to offer a wide array of pre-paid services. The pre-paid services offered include traditional dial-around calling, pre-paid calling cards, pre-paid local services and pre-paid 1+ long distance. We believe the ability to bundle these services combined with the convenience of use, differentiate our offerings from those of our competitors and meets this niche market's unique needs.

         Using our internal support infrastructure, we intend to continue providing high quality customer service. We are continuing to invest in our customer support, billing and provisioning systems to provide the customer with a smooth transition to our services and a personalized approach to on-going support.

         Through CCC Globaltel de Colombia, S.A. our subsidiary in Colombia, we intend to expand our penetration into the franchise store/calling center market. Through December 31, 2001, there has been nominal activity in the country of Colombia by CCC GlobalCom.

         We are positioning CCC GlobalCom for pursuing high growth in targeted niche markets of our industry. We are targeting residential, small and medium sized business, SOHO (small office, home office), affinity, Hispanic and Asian markets. We believe this focus, combined with our broad switch-based network assets and product offering should allow us to penetrate these targeted niche markets in the U.S. and Colombia.

Description of Services

         Our services include long distance voice communications, local voice communications, wireless messaging and other services, wholesale communications services as well as dial-up Internet access.

         LONG DISTANCE VOICE COMMUNICATIONS: We offer domestic and international voice services, including basic long distance, dial around, collect calling, operator assistance and calling card (including pre-paid cards), toll free 800 services, and directory services. Long distance voice services are offered individually or combined as a bundle with other services such as local voice services. Long distance voice services are also offered as pre-paid or postpaid products. Our penetration into the long distance voice market is supported by our telemarketing, direct sales, agent sales and affinity sales channels. We estimate that our market share is less than 1%.

         CONSUMER LOCAL VOICE COMMUNICATIONS: We are aggressively, yet prudently expanding our local service, by selectively entering local exchange markets, including California, Missouri and Texas. We provide local toll and switched access services to residential and small business customers, typically through Unbundled Network Elements leased from a traditional Incumbent Local Exchange Carrier (ILEC). We usually lease the underlying ILEC network by paying the ILEC a monthly fee for the local wire to the customer and switch equipment and a per-minute fee for switching. This mode of service delivery enables us to lower the cost of providing call origination as well as providing us with call termination revenue. For those residential customers who subscribe to both local and long distance services, we offer an "all-distance" calling plan that bundles the services at an attractive price for the customer and enhances customer retention.

         The consolidated local and long distance subscribers can deliver up to three times the lifetime revenue of standalone long distance customers due to much higher monthly spending and lower subscriber churn. We estimate that our market share in these markets is less than 1%.

         DATA SERVICES: The ability of businesses to transmit data within their company or outside to business partners is a critical function today. Over the last 10 years, businesses made significant investments in software development and equipment purchases to effectively process and transmit this data and information. The Internet also introduced yet another means to communicate digitally worldwide. Our data services are routed through the networks of AT&T, Global Crossing, MCI/WorldCom, and Qwest. Our data services include private line and dedicated services such as DS-1 / DS-3 lines and DSL, virtual private networks, local loop access, co-location services, teleconferencing, and ASP support. We estimate that our market share is less than 1%.

         WIRELESS MESSAGING: We offer wireless paging services to business and consumer customers. We estimate our market share to be less that 1%.

Marketing Strategy

         Our marketing strategy is to focus on commercial customers who utilize multiple communication services and multiple communication devices as well as high-value residential end user customers in the targeted niche markets mentioned above. Our goal is to be an Integrated Communication Provider managing all aspects of the customer's communications, including the provision of all telephony, utility, interactive and entertainment services as the various fields deregulate. This strategy allows us to offer cross-promotional discounts to customers resulting in increased customer satisfaction and retention.

         We believe that product "bundling" offers the opportunity to compete effectively, uncover new revenue potential and diversify into other services. Being the sole provider also translates into one bill, one point of customer contact and a major value proposition for consumers. We will offer the same "bundled" services on a wholesale basis to agents and resellers of communication products and services. The delivery of these "bundled services" can be attained through typical distribution channels such as internal direct sales, resellers, agents, store front locations and telemarketing. Other non-traditional sales channels would include the sale of such services over the Internet.

         By acquiring smaller resellers who have single product customer bases and limited growth resources, we believe we can leverage our investment in such companies by re-contacting these customer bases and selling these customers additional services.

Sales

         We are currently marketing our services in a variety of methods including (i) independent agents selling our services; (ii) telemarketing; (iii) targeting corporate accounts via our direct sales force; (iv) wholesale sales of services.

Offices

         We are a Nevada corporation with our principal offices currently located at 1250 Wood Branch Park Drive, Houston, Texas 77079; telephone (281) 529-4600, website, www.cccglobalcom.com.

The Offering

         Common stock outstanding          36,884,204 shares

         Common stock offered by the
         Selling Stockholder               250,000 shares


         Use of Proceeds                   We will not receive any proceeds from
                                           the  sale  of the  shares  of  common
                                           stock by the Selling Stockholder. The

                                           Warrant  may  be   exercised  by  the
                                           Warrant   Holder   and  paid  for  by
                                           reducing the debt owed to the Warrant
                                           Holder by one of our subsidiaries.

         Risk Factors                      The securities offered hereby involve
                                           a high  degree  of  risk.  See  "Risk
                                           Factors."

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware of the risks described below which constitute some of the material risks to potential investors. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to invest in our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the trading price of our common stock could decline. Any person who is not in a position to lose the entire amount of this investment should make no investment.

Investment Related Risk Factors

         We Have Limited Operating History, Limited Assets, and We may not be Successful. We provide voice and data services through the use of the networks of other communications providers as well as through our own networks. We have been operating in the telecommunications business for less than two years. We have limited assets, limited revenues and limited customers. Our customer base and revenues are decreasing on a monthly basis. We have operated at a loss since our inception. There can be no assurance that we will ever operate profitably. In order to significantly increase revenues, we must acquire other companies as well as grow internally. Since our inception we have completed several acquisitions. We intend to continue to seek additional acquisitions but will require additional capital in order to do so. There can be no assurance that we can fund additional acquisitions, that we can complete additional acquisitions or that the acquired businesses will operate at a profit. As a result of our limited operating history as a communications provider, you have limited operating and financial data on which you can predict our future performance and base your investment decision. We cannot assure you that we can successfully operate as a non-facilities based communications provider.

         We Have a History of Operating Losses, and We May Not Be Profitable in the Future. We Expect Net Losses to Occur Through at Least the First Quarter of 2003. We have incurred significant operating and net losses in the past and expect to continue to incur losses in the future as we deploy our network, expand our service and enter new markets. For the year ended December 31, 2000, we had a net loss of $1,789,567. For the year ended December 31, 2001, we had a net loss of $18,790,367. For the six months ended June 30, 2002, we had a net loss of $9,953,658. As we expand our operations, we expect our negative cash flow, operating losses and net losses to continue for the foreseeable future.

         We cannot assure you that our revenues will grow or that we will achieve profitability in the future. If we continue to generate losses without obtaining additional funding, our ability to pursue our business strategy may be restricted. We have never been profitable and do not expect to become profitable in the near future. We have invested and will continue to invest significant amounts of money in our network and personnel in order to maintain and develop the infrastructure we need to compete in the markets for our services and achieve profitability.

         We expect to continue experiencing losses through at least the end of the first quarter of 2003. Because we expect to continue to incur significant network development, sales and marketing, and administrative expenses, we will need to generate significant revenues to become profitable and sustain profitability on a quarterly or annual basis. We may not achieve or sustain our revenue or profit goals. To the extent that increases in operating expenses are not matched by increased revenue, our business, operating results and financial condition will be harmed.

         We have Limited Assets and Additional Requirements for Capital. As of June 30, 2002, we had, on a consolidated basis, total assets of approximately $14,022,000. There can be no assurance that we will realize positive cash flow from operations in the foreseeable future. Furthermore our business plan provides that we will attempt to complete additional acquisitions. We estimate that we will be required to raise additional capital in order to fund our business plan during the next 24 months. There can be no assurance that additional financing would be available to us, or, if available, that it could be obtained on acceptable terms. We have financed our operations almost exclusively through the private sales of securities. Since we are losing money, we must raise the money we need to continue operations and expand our network either by selling more securities or borrowing money. If we are not able to raise additional money, we will not be able to implement our strategy for the future, and we will either have to scale back our operations or shut down all of our operations. Failure to obtain such financing could result in the delay or abandonment of some or all of our development and expansion plans and expenditures and could have a material adverse effect on us.

         We Have Substantial Existing Indebtedness and Will Incur Substantial Additional Obligations. As of June 30, 2002, we had outstanding long-term indebtedness of $1,910,121 of which $1,093,674 was classified as current. We have credit facilities of $20,000,000 of which $16,661,202 was outstanding as of June 30, 2002. Under the current agreement, we do not have access to anymore funds under the credit facilities. We do not expect that we will have sufficient revenues from current operations to repay this debt. Therefore, we must rely upon the financial markets to refinance all or a portion of this indebtedness when it becomes due. There can be no assurance that we will be successful in refinancing this indebtedness. We must use a portion of our future cash flow from operations to pay the principal and interest on our indebtedness, which will reduce the funds available for our operations, including capital investments and business expenses. This could hinder our ability to adjust to changing market and economic conditions. If we incur significant additional indebtedness, our credit ratings could be adversely affected. As a result, our borrowing costs could increase and our access to capital may be adversely affected.

         We May Be Unable to Achieve Improved Operating Results from Our Newly Acquired Operations and Efficiently Integrate These Operations into Our Existing Business. In order to accomplish growth in profitability, we will need to increase our revenues per customer through enhanced products and services as well as attract new customers while retaining our existing customer revenue base. In addition, we need to integrate our newly acquired operations into our existing business. Our strategy is premised, in part, on our ability to timely consummate our pending and future (if any) telecommunications acquisitions and to improve operating results in our existing and to-be-acquired telecommunications businesses by introducing new communications products and services, expanding the penetration of existing services and improving operating efficiencies. The rapid growth in the size of our telecommunications business though our acquisitions and our ongoing transformation into a telecommunications company poses challenges for us to monitor our operations, costs, regulatory compliance, and service quality and to maintain other necessary internal controls.

         We are Dependent on Key Personnel. Our success depends, in large part, upon our ability to attract and retain highly qualified technological and management personnel. The loss of key personnel or the failure to recruit additional necessary personnel might impede the achievement of developmental objectives. There can be no assurance that we will be successful in hiring or retaining qualified technological or management personnel on acceptable terms, given the competition among numerous companies, government entities and academic institutions for such personnel. See "Management."

         There is a Limited Public Market for Our Securities. There has been only a limited public market for our Common stock and no assurance can be given that an active market will develop or if developed, that it will be sustained. The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performances of specific companies. Announcements of new technologies and changing policies and regulations of the federal government and state governments and other external factors, as well as potential fluctuations in our future financial results, may have a significant impact on the price of the Common stock.

         Even If an Active Market Develops, It Is Likely to Be Highly Volatile. Even if an active market were to develop for our stock, the market price of our common stock is likely to be highly volatile, because the stock market in general, and the market for technology companies in particular, have experienced significant volume and price fluctuations. You may not be able to resell your shares following periods of volatility because of the market's negative reaction to that volatility. The trading prices of many technology companies' stocks have reached historical highs within the last year and have reflected relative valuations substantially above historical levels. However, during the same period, these companies' stocks have also been highly volatile and several companies' stocks have recorded lows well below their historical highs. These factors may significantly and negatively affect the price of our common stock, regardless of our operating performance.

         We Don't Anticipate That We Will Pay Any Dividend. We have never paid any cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the future. The future payment of dividends is directly dependent upon our future earnings, capital requirements, financial requirements and other factors to be determined by our Board of Directors. It is anticipated that future earnings, if any, which may be generated from our operations will be used to finance our growth, and that cash dividends will not be paid to our stockholders.

         The Sale of Shares By Our Shareholders Could Hurt Our Trading Market if an Active Trading Market Ever Develops. We have never had an active public market for our common stock. It is our intent to attempt to have an active market develop in the future. Most of the outstanding shares have been held long enough to allow the owners of such shares to sell their shares under SEC Rule
144. Because substantially all of our outstanding shares our currently available for sale if an active market existed, we anticipate that when and if a market develops in the future, many shareholders will desire to liquidate their shares. In such event, we anticipate that our stock price may be hurt by future sales of our shares or the perception that such sales may occur.

         No Assurance of Nasdaq SmallCap Market Listing; Risk of Low-priced Securities; Risk of Application of Penny Stock Rules. The Board of Governors of the National Association of Securities Dealers, Inc. has established certain standards for the initial listing and continued listing of a security on The Nasdaq SmallCap Market ("Nasdaq"). The standards for initial listing require, among other things, that an issuer have total net tangible assets of at least $4,000,000; that the minimum bid price for the listed securities be $4.00 per share; that the minimum market value of the public float (the shares held by non-insiders) be at least $5,000,000, and that there be at least two market makers for the issuer's securities. The maintenance standards require, among other things, that an issuer have total net tangible assets of at least $2,000,000; that the minimum bid price for the listed securities be $1.00 per share; that the minimum market value of the "public float" be at least $1,000,000 and that there be at least two market makers for the issuer's securities. Currently, we do not meet the initial listing requirements of NASDAQ and there can be no assurance that it will ever meet the requirements for a Nasdaq listing. The failure to be listed on Nasdaq or a securities exchange, may adversely affect the prices of such securities and the ability of holders to sell them.

         Our Common stock will be subject to the penny stock rules as adopted by the Securities and Exchange Commission (the "Commission"). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our Common stock remains subject to the penny stock rules, investors in the Offering may find it more difficult to sell their shares.

         Control by Management. Our directors and executive officers beneficially own a significant percentage of our outstanding shares of Common stock. As a result, these people exert substantial influence over our affairs and may have the ability to substantially influence all matters requiring approval by the stockholders, including the election of directors. (See "Principal Stockholders" and "Description of Securities").

Telecommunication Related Risk Factors

         We Must Expand and Operate Our Network. Our success and ability to increase our revenues depends upon our ability to deliver telecommunication services which, in turn, depends on our ability to integrate new and emerging technologies and equipment into our network and to successfully expand our network and to increase the number of our customers significantly.

         The Telecommunications Market in Which We Operate Is Highly Competitive, and We May Not Be Able to Compete Effectively Against Companies That Have Significantly Greater Resources than We Do, Which Could Cause Us to Lose Customers and Impede Our Ability to Attract New Customers. The telecommunications industry is highly competitive and is affected by the introduction of new services by, and the market activities of, major industry participants. Most of our other current competitors are substantially larger and have greater financial, technical and marketing resources than we do. We have not achieved, and do not expect to achieve, a significant market share for any of the telecommunications services we offer. Many of our competitors have the following advantages over us:

         o    long-standing relationships and brand recognition with customers;

         o financial, technical, marketing, personnel and other resources substantially greater than ours;

         o    more funds to deploy telecommunications services;

         o    potential  to  lower  prices  of  competitive   telecommunications
              services that compete with ours;

         o    fully deployed and operational networks; and

         o benefits from existing regulations that favor the incumbent telephone companies.

         We face, and expect to continue to face, competition from current and potential market entrants, including:

         o long distance providers seeking to enter, re-enter or expand entry into the local telecommunications marketplace; and

         o other domestic and international integrated communications providers, resellers, Internet companies, cable television companies and electric utilities and municipalities, which are using their rights-of-way and other assets to enter the telecommunications services market. In addition, a continuing trend toward combinations and strategic alliances in the telecommunications industry could give rise to significant new competitors, which could cause us to lose customers and impede our ability to attract new customers.

         Resistance by Potential Customers to Enter into Service Arrangements with Us May Reduce Our Ability to Increase Our Revenue. The success of our telecommunications service offerings will be dependent upon, among other things, the willingness of customers to accept us as a new provider of voice and data services. Many of our potential customers have entered into term contracts with incumbent telephone providers that have penalties for early termination, which our potential customers may not want to incur. In addition, potential customers may not want to change their existing service providers for a variety of reasons such as:

         o    longstanding service relationships with existing providers;

         o    potential  service  interruptions  in switching to a new provider;
              and

         o existing providers having financial, technical, marketing and other resources that are substantially greater than ours.

         We cannot assure you that we will be successful in overcoming the resistance of customers to change their current integrated communications providers, particularly those that purchase services from incumbent telephone companies. The lack of such success would reduce our ability to increase our revenue.

         If Our Back Office and Customer Service Systems Are Unable to Meet Our Needs, We May Not Be Able to Bill Our Customers Efficiently or Provide an Adequate Level of Customer Service. Sophisticated back office processes and information management systems are vital to our growth and our ability to bill customers accurately, initiate service for customers, achieve operating efficiencies and improve our operating margins. Our plans to develop and implement these back office and customer service systems rely, for the most part, on choosing products and services offered by third-party vendors and integrating these products and services into our operations. We cannot assure you that these systems will perform as expected as we grow our customer base. In addition, our right to use these systems depends upon license agreements with third-party vendors. If these vendors elect to cancel or not renew some or all of these license agreements, our business may be adversely affected. Some of the risks associated with our back office and customer service systems include:

         o the failure by third-party vendors to deliver their products and services in a timely and effective manner and at acceptable costs;

         o    our failure to identify key information and processing needs;

         o our failure to integrate our various information management systems effectively; our failure to maintain and upgrade systems as necessary; and

         o our failure to attract and retain qualified systems support personnel.

         Development and Expansion Risk and Possible Inability to Manage Growth. We are in the early stages of operations. Our success will depend, among other things, on substantial increases in customer base, on our ability to engage in business in foreign markets, on the execution of agreements with the owners of long distance lines or distribution channels, on obtaining of governmental permits, and on subsequent developments in state and federal regulations. In addition, the expansion of our business will involve acquisitions, which could divert the resources and management time and require integration with our then existing operations. There can be no assurance that any acquired business will be successfully integrated into our operations or that any such acquisition will meet our expectations. Our future performance will depend, in part, upon our ability to manage our growth effectively, which will require us to implement and improve our operating, financial and accounting systems, to expand, train and manage its employee base and to effectively manage the integration of acquired businesses. These factors and others could adversely affect the expansion of our customer base and service offerings. Our inability either to expand in accordance with our plans or to manage our growth could have a material adverse effect on our business, financial condition and results of operations.

         We Will Need to Rely on Incumbent Telephone Companies to Successfully Implement Our Services. Their Failure to Cooperate with Us Could Adversely Affect the Services We Offer and Cause Us to Lose Customers. We are, and will continue to be, dependent on Southwest Bell and, as we expand our network, on other incumbent telephone companies that operate in our target market areas to assure that we can provide our customers uninterrupted service and competitive services. The Telecommunications Act of 1996 requires the largest incumbent telephone companies to lease or "unbundle" their network elements and make them available to us and others for purchase, as well as provide their telecommunications services to us and others at wholesale prices. We cannot, however, assure you that these elements and services will be provided in a commercially viable manner or at reasonable prices. Many new integrated communications providers have experienced difficulties in working with incumbent telephone companies. Problems have arisen in installing access lines, implementing interconnection and colocation and integrating the preordering, ordering, repairing and billing systems used by new integrated communications providers with the systems of incumbent telephone companies. These problems may impair our reputation with customers who can easily switch back to incumbent telephone companies or to other telecommunications service providers. Coordination and cooperation with incumbent telephone companies are necessary for new integrated communications providers such as us to provide local service to customers on a timely, cost-effective and competitive basis. In addition, our ability to implement successfully our switched and enhanced telecommunications services will require the negotiation of interconnection and colocation agreements with incumbent telephone companies. Interconnection agreements set forth the terms and conditions governing how local integrated communications providers interconnect their networks and/or purchase or lease network facilities and services. These negotiations may require considerable time, effort and expense and the agreements will be subject to federal and state regulation. The terms of interconnection agreements, such as our agreements with Southwest Bell, typically cover a two- to three-year period, requiring us to renegotiate them frequently. We cannot assure you that we will be able to renegotiate these interconnection agreements or negotiate new agreements in our existing and new markets on favorable terms. Delays in obtaining interconnection agreements may delay our entry into new markets. In addition, the prices set forth in the interconnection agreements may be subject to significant rate increases at the discretion of the regulatory authority in each of the states in which we do business. A significant part of our cost structure depends on these state-regulated rate structures. We cannot assure you that the rates charged to us under our interconnection agreements will allow us to offer usage rates low enough to attract a sufficient number of customers to operate our business profitably.

         If Third Parties Do Not Provide the Telecommunications Products and the Installation and Field Services That Are Critical to Our Business, We Could Lose Customers. Because we depend on third-party vendors, we do not have guaranteed capacity or control over delivery schedules, quality assurance, production yields and costs. If any of our vendors reduces or interrupts its supply of products, or if any significant installer or field service provider interrupts its service to us or fails to perform to required specifications, our business could be disrupted, which could cause us to lose customers. In addition, our suppliers may be unable to manufacture and deliver the telecommunications products we require. If this were to occur, we might be unable to deploy our network in a timely manner, thus reducing our ability to compete.

         Declining Prices for Telecommunications Services Could Reduce Our Revenue and Profitability. The telecommunications business is extremely competitive. Long distance prices have decreased substantially in recent years and are expected to continue to decline in the future. In addition, the long distance industry has historically experienced high customer attrition, as customers frequently change their chosen long distance providers in response to lower rates or promotional incentives by competitors. We rely on other companies to provide service for all of our long distance traffic. As we enter additional markets, we will need to negotiate resale agreements with other telephone companies to provide us with long distance services. Such agreements typically provide for the resale of long distance services on a per-minute basis and may contain minimum volume commitments. Negotiation of these agreements involves estimates of future supply and demand for long distance services and estimates of the calling patterns and traffic levels of our customers. If we fail to meet our minimum volume commitments, we may be obligated to pay under-utilization charges, and if we underestimate our need for long distance services, we may be required to obtain capacity through more expensive means, which would raise our costs and reduce our revenues. Our failure to achieve acceptable profits from our long distance business could have a material adverse effect on us. Trends in the pricing for long distance services may be indicative of trends in the telecommunications industry. If this is the case, revenue from our other service offerings may be subject to significant price pressure.

         An increase in the capacity of our competitors could adversely affect our business. Furthermore, the marginal cost of carrying an additional call over existing fiber optic cable is extremely low. As a result, within a few years, there may be dramatic and substantial price reductions.

         Our Failure to Integrate Successfully Other Businesses We Acquire May Raise Our Costs and Reduce Our Revenue. As part of our business strategy, we seek to expand through investments in or the acquisition of other businesses that we believe are complementary to our business. Although we regularly engage in discussions relating to potential acquisitions, we are unable to predict whether any acquisitions will actually occur. If we acquire companies, networks or other complementary assets as part of our expansion plan, we will be subject to the risks generally associated with acquisitions. Our ability to complete acquisitions will depend, in part, on our ability to finance the acquisitions (including the costs of acquisition and integration). Our ability may be constrained by our cash flow, the level of our indebtedness at the time, restrictive covenants in the agreements governing our indebtedness, conditions in the securities markets and other factors, some of which are not within our control. If we proceed with one or more acquisitions in which the consideration consists of cash, we may use a substantial portion of our available cash to complete the acquisitions. If we finance one or more acquisitions with the proceeds of indebtedness, our interest expense and debt service requirements could increase materially. Furthermore, if we use our common stock as consideration for acquisitions, our stockholders would experience dilution of their ownership interests represented by their shares of common stock. The financial impact of acquisitions could materially affect our business and could cause substantial fluctuations in our quarterly and yearly operating results.

         The Telecommunications Industry Is Undergoing Rapid Technological Changes, and New Technologies May Be Superior to the Technologies We Use. Our Failure to Keep up with Such Changes Could Adversely Affect Our Business. The telecommunications industry is subject to rapid and significant changes in technology and in customer requirements and preferences. We have developed our business based, in part, on traditional telephone technology. Subsequent technological developments may reduce the competitiveness of our network and require expensive unbudgeted upgrades or additional telecommunications products that could be time consuming to integrate into our business, and could cause us to lose customers and impede our ability to attract new customers. We may be required to select one technology over another at a time when it might be impossible to predict with any certainty which technology will prove to be more economic, efficient or capable of attracting customers. In addition, even if we acquire new technologies, we may not be able to implement them as effectively as other companies with more experience with those new technologies.

         Marketing Risks. Although we expect to market a variety of telecommunications services to customers and prospective customers, there can be no assurance that we will be able to attract and retain new customers or retain and sell additional services to existing customers.

         Government Regulation. The telecommunication business is subject to significant regulation at the federal, state and local levels as well as by foreign governments.

         We are Subject to Risks of International Operations. We have recently commenced operations of a communication center in Columbia, South America and our business plan calls for us to expand our operations on an international basis. International telecommunications providers compete on the basis of price, customer service, transmission quality and breadth of service offerings. We anticipate that carrier and prepaid card customers will be especially price sensitive. Many of our larger competitors enjoy economies of scale that can result in lower termination and network costs. This could cause significant pricing pressures within the international communications industry. In recent years, prices for international and other telecommunications services have decreased as competition continues to increase in most of the markets in which we currently compete or intend to compete. We believe competition will intensify as new entrants increase as a result of the new competitive opportunities created by the Telecommunications Act of 1996, implementation by the Federal Communications Commission of the United States' commitment to the World Trade

Organization, and privatization, deregulation and changes in legislation and regulation in many of our foreign target markets. We cannot assure you that we will be able to compete successfully in the future, or that such intense competition will not have a material adverse effect on our business, financial condition and results of operations.

         Our Operations May Be Affected by Political Changes in Latin American Countries Currently; all of our foreign operations are in Colombia. The political and economic climate in Colombia is more uncertain than in the United States and unfavorable changes could have a direct impact on our operations in Colombia. The Colombian government exercises significant influence over many aspects of the Colombian economy. A period of poor economic performance could reduce the demand for our services in Colombia.

         Foreign Currency Market Risk. We intend to conduct operations in South and Central America as well as other locations outside of the United States. It will therefore be subject to foreign currency exchange rate risk from the effects that exchange rate movements of foreign currencies would have on our future costs or on future cash flows it would receive. We do not engage in any type of hedging transactions to minimize this risk and do not intend to do so.

         We Need to Build a Public Awareness of Our Product Line. Our efforts to develop widespread CCC GlobalCom name, product and brand recognition are likely to be expensive and may fail. The development of our CCC GlobalCom name, product line and brand recognition is important to our future success. If we fail to develop sufficient name, product line and brand recognition, our ability to attract subscription revenue may be impaired, and our revenue will suffer. Our business and future revenue growth will suffer if we fail to retain and grow our user base, generate frequent and recurring usage by our users, or demonstrate that our users are actually using our service.

         We Need to Increase Our Customer Base. The success of our business will depend on our ability to add users and demonstrate that our users are using the CCC GlobalCom network on a regular basis. Our ability to grow our user base depends largely on our ability to deploy our network to additional residential and business customers. If we are unable to rapidly deploy our network to a large number of customers, our ability to generate revenue and implement our strategy will be severely limited.

         If We Fail to Manage the Growth of Our Operations Our Business Could Be Harmed and it Could Strain Our Managerial, Operational and Financial Resources. We have rapidly and significantly expanded our operations. We anticipate that further significant expansion will be required to grow our customer base if we are to be successful in implementing our business strategy. We may not be able to implement management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would suffer.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Stockholder pursuant to this Prospectus. The Warrants may be exercised by the warrant holder and paid for by reducing debt owed to the Warrant Holder by our Ciera subsidiary. In such event, we would receive no cash proceeds from the exercise of the Warrants. We will use any cash proceeds from the exercise of Warrants for working capital and general corporate purposes.

         We estimate we will spend approximately $14,500 in registering the shares under the prospectus.

                           DESCRIPTION OF SECURITIES

Common stock

         Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value and 5,000,000 shares of preferred stock, par value $.001 per share. As of November 4, 2002, there were 36,884,204 shares of common stock outstanding and 499 stockholders of record, and no shares of preferred stock outstanding. The following summary is qualified in its entirety by reference to our Certificate of Incorporation, which is available from the Company.

Common stock

         Subject to the rights of the holders of any preferred stock which may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of the our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities. Except as disclosed herein, there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of Common stock are, and the shares of common stock offered hereby will be when issued, fully paid and nonassessable.

Preferred Stock

         Our  Board  of  Directors  is  empowered,   without   approval  of  the
stockholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by it. The Board of Directors is also authorized to fix and determine variations in the designations, preferences, and special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into common stock or other securities, redemption provisions and sinking fund provisions) between the preferred stock or any series thereof and the common stock. The shares of preferred stock or any series thereof may have full or limited voting powers or be without voting powers.

         Although the Company has no present intention to issue shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock.

Transfer Agent and Registrar

         Our transfer agent is Fidelity Transfer Company, 1800 S. West Temple Suite 301, Box 53, Salt Lake City, UT 84115; telephone (801) 466-4122.

         We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Stockholder. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Selling Stockholder has also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

                               SELLING STOCKHOLDER

         We issued a Warrant to RFC Capital Corporation, the Selling Stockholder pursuant to a transaction in which RFC Capital Corporation provided debt financing to our operating subsidiary. The Warrant entitles the Selling Stockholder to exercise its Warrant to purchase 250,000 shares of our common stock at a price of $4.00 per share. The purchase price for the Warrant is to be paid by reducing the outstanding debt our subsidiary owes to the Selling Stockholder under the debt financing arrangement. The Warrant Expires in 2011 and may be exercised at any time prior to the expiration date upon the terms and conditions of the Warrant Agreement. The Warrant is subject to certain anti-dilution provisions, price adjustments and adjustments to the number of shares which may be acquired under the Warrant, all of which modifications are set forth in the Warrant Agreement. Because the Selling Stockholder may offer all, some or none of the shares it may acquire, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the Selling Stockholder after the offering can be provided. The Selling

Stockholder has advised us that except for the shares of common stock that are issuable under the Warrant, it has no beneficial interest in any outstanding shares of our common stock.

                              PLAN OF DISTRIBUTION

         We are registering 250,000 shares of our common stock on behalf of the Selling Stockholder. The Selling Stockholder has advised us that the sale or distribution of the common stock may be effected directly to purchasers or through one or more underwriters, brokers, dealers or agents from time to time in one or more types of transactions (which may involve crosses or block transactions). The Selling Stockholder may sell the securities by one or more of the following methods, without limitation:

         o    on the-over-the-counter market,

         o    in negotiated transactions,

         o    through put or call options transactions relating to the shares,

         o an exchange distribution in accordance with the rules of the applicable exchange,

         o    a  combination   of  these  methods  of  sale,  at  market  prices
              prevailing at the time of sale, or at negotiated prices, or

         o    any other method permitted pursuant to applicable law.

         These transactions may or may not involve brokers or dealers. The Selling Stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the Selling Stockholder.

         The Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with Selling Stockholder. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to those broker-dealers or other financial institutions of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

         The Selling Stockholder may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Stockholder and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         From time to time, the Selling Stockholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or person to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be the Selling Stockholder. The number of a Selling Stockholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that Selling Stockholder will otherwise remain unchanged.

         The Selling Stockholder and any broker-dealers that act in connection with the sale of shares are "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by those broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against specified liabilities, including liabilities arising under the Securities Act.

         Because  Selling  Stockholder  is  "underwriter"  within the meaning of
Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. We have also advised the selling stockholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a prospectus supplement must be distributed setting forth the terms and related information as required.

         The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon notification to us by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of the Selling Stockholder and of the participating broker-dealer(s),

         o    the number of shares involved,

         o    the initial price at which such shares were sold,

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         o    other facts material to the transactions.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our bylaws provide that we will indemnify our directors and executive and any of our other officers, employees and agents to the fullest extent permitted by Nevada law. Our bylaws also empower us to enter into indemnification agreements with any of these persons and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

         Our certificate of incorporation provides that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the director's fiduciary duty of care to us and to our stockholders. This provision does not eliminate the duty of care and, in appropriate circumstances; equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. Each director continues to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, which we refer to in this prospectus as the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, which we refer to in this prospectus as the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a Registration Statement on Form S-3 with respect to this offering of our common stock. This prospectus only constitutes part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, its exhibits, and its schedules.

         We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for additional information on the public reference rooms. Our common stock is listed for quotation on OTC Electric Bulletin Board. Our periodic reports, proxy statements and other information can be inspected at the offices of The NASDAQ Stock Market at 1735 K Street, NW, Washington, DC, 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them. This prospectus incorporates important business and financial information about us, which is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

         We incorporate by reference:

         (1) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

         (2) Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002;

         (3) Our Current Reports on Form 8-K filed on March 28, 2002, Form 8-K filed on August 28, 2002, and an amended Form 8-K filed on February 14, 2002;

         (4) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended and prior to the termination of this offering, shall be deemed to be incorporated by reference in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated herein by reference, other than Exhibits to such documents (unless such Exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Paul Licata, President/Chief Executive Officer, CCC GlobalCom Corporation, 1250 Wood Branch Park Drive, 6th Floor, Houston, TX 77079, telephone 281-529-4600.

         You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or the documents we have incorporated by reference is accurate as of any date other than the date on the front of those documents.

                                  LEGAL MATTERS

         Cohne, Rappaport & Segal, attorneys at law, 525 East 100 South, Fifth Floor, Salt Lake City, UT, 84102, is giving an opinion regarding the validity of the offered shares.


                                     EXPERTS

         Our consolidated financial statements for the year ended December 31, 2001, incorporated by reference in this prospectus and in the registration statement have been audited by Tanner + Co., CPA's, independent certified public accountants, to the extent detailed in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, and are included in reliance upon such report given as a result of the authority of that firm as experts in accounting and auditing.

YOU MAY RELY ONLY ON THE INFORMATION
CONTAINED IN THIS PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE                      250,000 SHARES
INFORMATION DIFFERENT FROM THAT
CONTAINED IN THIS PROSPECTUS. NEITHER           CCC GLOBALCOM CORPORATION
THE  DELIVERY OF THIS PROSPECTUS NOR
SALE OF COMMON  STOCK                                 COMMON STOCK
MEANS THAT INFORMATION CONTAINED IN
THIS PROSPECTUS IS CORRECT AFTER THE
DATE OF THIS PROSPECTUS. THIS PROSPECTUS
IS NOT AN OFFER TO SELL OR SOLICITATION
OF AN OFFER TO BUY THESE SHARES OF COMMON
STOCK IN ANY CIRCUMSTANCES UNDER WHICH
THE OFFER OR SOLICITATION IS UNLAWFUL.

           TABLE OF CONTENTS

                                   PAGE

Prospectus Summary . . . . . . .      2
Risk Factors . . . . . . . . . .      6               PROSPECTUS
Use of Proceeds. . . . . . . . .     16
Description of Securities. . . .     16
Selling Stockholders. . . . . .      17
Plan of Distribution. . . . . .      18            November 12, 2002
Disclosure of Commission
  Position On Indemnification .      20
Where You Can Find More
  Information . . . . . . . . .      20
Incorporation of Certain
  Documents by Reference . . . .     21
Legal Matters. . . . . . . . . .     22
Experts. . . . . . . . . . . . .     22

                                     PART II
                                     ---- --

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

         The following table itemizes the expenses incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee and the Nasdaq National Market listing fee:


Registration fee - Securities and Exchange Commission               $       92
Accounting fees and expenses                                             1,500
Legal fees and expenses                                                 11,000
Miscellaneous*                                                           1,908
                                                                    ----------

        Total.                                                      $   14,500

*Estimate

Item 15. Indemnification of Directors and Officers

         The Nevada General Corporation Law provides in general that a corporation may indemnify its directors, officers, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise.

         Our bylaws provide that we will indemnify our directors and executive officers and any of our other officers, employees and agents to the fullest extent permitted by Nevada law. Our bylaws also empower us to enter into indemnification agreements with any of these persons and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

         Our certificate of incorporation provides that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the director's fiduciary duty of care to us and to our stockholders. This provision does not eliminate the duty of care and, in appropriate circumstances; equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. Each director continues to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws.

Item 16. Exhibits.

         The  following   exhibits  are  filed  as  part  of  this  registration
statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-B.


Exhibit
 Number       Document Description
-------       --------------------

4.01          Warrant Agreement
5.01          Opinion of Cohne, Rappaport & Segal
23.01         Consent of Tanner + Co.
23.02 Consent of Cohne, Rappaport & Segal (included in Exhibit 5.01 hereof)
24.01 Power of attorney (included in the signature page of Part II of this Registration Statement)

Item 17.  Undertakings.

         (a) The undersigned company hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any material information with respect the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, offers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on November 12, 2002.

                                               CCC GLOBALCOM CORPORATION


Date:  November 12, 2002                       By  /s/ Paul E. Licata
       -----------------                           --- ---- -- ------
                                               Chief Executive Officer/Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Licata, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof


Date:  November 12, 2002
       -----------------

 /s/ Z. Hakim                                   /s/ Paul E. Licata
--------------------------------------    --------------------------------------
Z. Hakim, Chairman/Director                          Paul E. Licata, Chief
                                                      Executive Officer/Director

 /s/ James T. Rash                              /s/ Joesph P. Tate
--------------------------------------    --------------------------------------
James T. Rash, Director                              Joesph P. Tate, Director


 /s/ Ray Klentzman                              /s/ Charles J. Wisdom
--------------------------------------    --------------------------------------
Ray Klentzman, Director                              Charles J. Wisdom, Director

 /s/ Michael R. Walsh                           /s/ Gary L. Owens
---------------------------------------    -------------------------------------
Michael R. Walsh, Director                           Gary L. Owens, Director


 /s/ Golbert Gertner                            /s/ Clifford J. Bottoms
---------------------------------------    -------------------------------------
Golbert Gertner, Director                            Clifford J. Bottoms, Chief
                                                      Financial Officer/Director